Exhibit 99.1

The Blackstone Group Reports Third Quarter Earnings

Third Quarter 2007 Business Highlights

•	Overall revenues increased to $526.7 million vs. $461.5 million in the prior year

•	Corporate Private Equity revenues increased to $227.3 million vs. $159.6 million in the prior year

•	Real Estate revenues decreased to $109.1 million vs. $196.1 million in the prior year

•	Marketable Alternative Asset Management revenues increased to $124.9 million vs. $66.5 million in the prior year

•	Financial Advisory revenues increased to $84.3 million vs. $52.6 million in the prior year

Nine Months Ended September 30, 2007 Business Highlights

•	Overall revenues increased to $2.71 billion vs. $1.34 billion in the prior year

•	Corporate Private Equity revenues increased to $880.7 million from $547.0 million in the prior year

•	Real Estate revenues increased to $1.22 billion from $471.8 million in the prior year

•	Marketable Alternative Asset Management revenues increased to $449.8 million from $188.1 million in the prior year

•	Financial Advisory revenues increased to $277.0 million from $175.3 million in the prior year

NEW YORK, November 12, 2007: The Blackstone Group L.P. (NYSE: BX) today reported its third quarter 2007 results.

For the three months ended September 30, 2007, revenues and net loss (due to non-cash charges) totaled $526.7 million and $113.2 million, respectively, compared with revenues of $461.5 million and net income of $372.5 million a year ago. The net loss of $113.2 million includes the impact of $802.6 million of non-cash charges associated with the vesting of transaction related equity-based compensation arising from IPO unit awards and the amortization of intangibles. Strong growth in three business segments—Corporate Private Equity, Marketable Alternative Asset Management and Financial Advisory—drove the increase in revenues.

For the nine months ended September 30, 2007, revenues and net income totaled $2.71 billion and $1.79 billion, respectively, compared with revenues of $1.34 billion and net income of $1.08 billion a year ago. The $1.79 billion of net income reflects the impact of $1.05 billion of non-cash charges associated with the vesting of transaction related equity-based compensation arising from IPO unit awards and the amortization of intangibles. Strong growth in all four business segments—Corporate Private Equity, Real Estate, Marketable Alternative Asset Management and Financial Advisory—drove this nine month increase.

In connection with the initial public offering of the common units of The Blackstone Group L.P. (the publicly traded partnership), Blackstone effected a reorganization as of the close of business on June 18, 2007, which affects the comparison of the current year’s periods with those of the prior year’s. Blackstone’s business was historically conducted through a large number of entities as to which there was no single holding entity. Accordingly, operating results for the three and nine months ended September 30, 2007 and 2006 are for the consolidated and combined entities.

The Blackstone Group® L.P. 345 Park Avenue New York, NY 10154 212 583-5000

Throughout much of the third quarter, global equity markets were strong, with many approaching near-record levels and the global economy remaining healthy. Concerns over weakness in the U.S. housing market and sub-prime mortgage market, coupled with a large volume of debt financing backlog related to leveraged equity transactions, served to create more challenging financing conditions starting in the last week of June, which continue to date. The lack of liquidity in the financing markets has had a dampening effect on initiating new, large-sized corporate private equity transactions.

Stephen A. Schwarzman, Chairman and Chief Executive Officer of Blackstone, said: “Blackstone posted year-over-year increases in revenues, cash flow and assets under management despite the very significant credit market dislocations. This environment provides us with both challenges and opportunities. While it will be difficult to structure very large leveraged transactions in corporate private equity and real estate until the credit markets improve, pricing of assets is more favorable. Additionally, Blackstone’s marketable alternatives and advisory businesses continue to grow and are not dependent on access to the lending markets.”

SEGMENT REVIEW(1)

For the three months ended September 30, 2007, three of Blackstone’s four business segments delivered strong revenue growth. Economic Net Income for the three months ended September 30, 2007 totaled $299.2 million as compared to Pro Forma Adjusted Economic Net Income of $291.0 million for the three months ended September 30, 2006. Economic Net Income After Taxes for the three months ended September 30, 2007 totaled $234.0 million as compared to Pro Forma Adjusted Economic Net Income After Taxes of $239.1 million for the comparable prior year period.

For the nine months ended September 30, 2007, all of Blackstone’s business segments delivered very strong results. Pro Forma Adjusted Economic Net Income for the nine months ended September 30, 2007 totaled $1.99 billion as compared to $780.2 million for the nine months ended September 30, 2006. Pro Forma Adjusted Economic Net Income After Taxes for the nine months ended September 30, 2007 totaled $1.73 billion as compared to $619.4 million for the comparable prior year period.

Net Cash Flow Used In Operating Activities was $1.09 billion for the nine months ended September 30, 2007 as compared to $1.29 billion for the comparable prior period. Pro Forma Adjusted Cash Flow from Operations for the nine months ended September 30, 2007 was $1.27 billion as compared to $814.1 million for the comparable prior period.

The table below details Blackstone’s Economic Net Income for the three months ended September 30, 2007 as compared to Pro Forma Adjusted Economic Net Income for the three months ended September 30, 2006 as well as Blackstone’s Pro Forma Adjusted Economic Net Income for the nine months ended September 30, 2007 and 2006. Management considers Economic Net Income Before Taxes, which includes unrealized gains and compensation related to those gains but excludes the non-cash

(1)	See the attached supplemental schedules for reconciliations of the differences between the non-GAAP financial measures presented in this release with the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, measures of financial performance presented in accordance with GAAP.

charges associated with the vesting of transaction related equity-based compensation arising from IPO unit awards and the amortization of intangibles, an important measurement of value creation and benchmarks its performance against Economic Net Income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
		Pro Forma Adjusted
	(Dollars in Thousands)
Economic Net Income, Total Reportable Segments	$299,158	$290,967	$1,992,547	$780,177
Provision for Income Taxes	65,203	51,853	265,089	160,815

Economic Net Income After Taxes (a)	$233,955	$239,114	$1,727,458	$619,362

Pro Forma Adjusted Cash Flow from Operations			$1,272,073	$814,072

(a)	Reconciliations of Pro Forma Adjusted Economic Net Income After Taxes to Economic Net Income, Total Reportable Segments and of Pro Forma Adjusted Cash Flow from Operations to Net Cash Used in Operating Activities are presented in the attached tables.

Corporate Private Equity

Corporate Private Equity reported a strong third quarter with revenues of $227.3 million, up 42% from the third quarter of 2006, largely driven by a rise in performance fees and carried interest allocations and investment income as net appreciation from underlying funds was higher as compared to the third quarter 2006. Additionally, transaction fees rose $11.9 million over the same period.

Weighted average fee-earning assets in the quarter totaled $24.62 billion compared with $19.74 billion a year ago.

This was a strong quarter for Blackstone private equity investing, with Limited Partner (“LP”) Capital deployed totaling $2.34 billion compared with $915.3 million a year ago. At September 30, 2007, $5.29 billion of LP Capital had been committed by Blackstone’s Corporate Private Equity funds to deals that are scheduled to close in subsequent periods.

Real Estate

For the quarter ended September 30, 2007, the Real Estate segment generated revenues of $109.1 million, down 44% from the third quarter 2006. Performance fees and carried interest allocations and investment income declined as net appreciation from underlying funds’ investments was lower as compared to the third quarter 2006. Fund management fees increased by $39.6 million year over year, reflecting growth in weighted average fee-earning assets under management to $17.09 billion compared with $8.90 billion a year ago. During the periods presented, weakness in the sub-prime residential lending area spread to general commercial real estate lending. Although there was no evidence that these credit problems have significantly affected the underlying operating fundamentals of the investment portfolio, valuation multiples have declined modestly.

LP capital deployed in the quarter ended September 2007 totaled $269.8 million, down from $982.8 million last year. At September 30, 2007 $4.00 billion of LP capital had been committed by Blackstone’s Real Estate funds to deals expected to close after September 30, 2007.

On October 24, 2007, both the Real Estate and Corporate Private Equity funds together with certain limited partner co-investors closed on the purchase of Hilton Hotels. The total equity investment totaled $5.65 billion including $5.17 billion invested by our private equity and real estate limited partners.

Marketable Alternative Asset Management (MAAM)

MAAM achieved third quarter revenues of $124.9 million, an increase of 88% from the same period last year, reflecting a significant increase in fee-earning assets under management as well as increased investment by Blackstone in its funds of hedge funds and proprietary hedge funds. MAAM includes hedge funds investing across several asset classes, geographies and investment styles and therefore is not tied to any one market or the direction of those markets.

Weighted average fee-earning assets under management in the quarter totaled $34.83 billion compared with $20.46 billion last year. Investor flows remained robust and investment performance was favorable. Additionally, Blackstone invested $1.25 billion of its IPO proceeds in its sponsored funds.

Financial Advisory

Revenues rose 60% to $84.3 million in this year’s third quarter as compared to the same period last year, primarily reflecting continued strong growth in our fund placement capital raising for alternative assets business. Combined revenues in the merger and acquisition and corporate advisory and restructuring advisory businesses were modestly lower than the prior year.

CAPITAL

For economic net income purposes, the fully diluted unit count at period end was approximately 1,121 million and the total outstanding units entitled to cash distributions were 1,090 million.

DISTRIBUTION

The Blackstone Group L.P. is pleased to declare a distribution of $0.30 per common unit payable to record holders of common units at the close of business on November 30, 2007. This distribution will be paid on December 14, 2007.

# # #

Blackstone will host a conference call on November 12, 2007 at 10:30 a.m. EST to discuss third quarter 2007 results. The conference call can be accessed by dialing (888) 680-0890 (U.S. domestic) and (617) 213-4857 (international) pass code 57287019. Additionally the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing (888) 286-8010 (U.S. domestic) or (617) 801-6888 (international) pass code number 65468460, beginning approximately two hours after the event.

About The Blackstone Group

The Blackstone Group L.P. is a leading global alternative asset manager and provider of financial advisory services. Its alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. The Blackstone Group L.P. also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Investor Relations Contact:

Joan Solotar

The Blackstone Group

Tel: +1 212 583 5068

solotar@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 212 583 5871

rose@blackstone.com

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our prospectus dated June 21, 2007, filed with the SEC in accordance with Rule 424(b) of the Securities Act on June 25, 2007, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone fund.

THE BLACKSTONE GROUP L.P.

Condensed Consolidated and Combined Statements of Income (Unaudited)

(Dollars in Thousands, Except Unit and Per Unit Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Management and Advisory Fees	$329,445	$241,389	$1,118,541	$725,497
Performance Fees and Allocations	150,586	177,989	1,266,833	491,448
Investment Income and Other	46,655	42,152	319,808	124,648

Total Revenues	526,686	461,530	2,705,182	1,341,593

Expenses
Compensation and Benefits (1)	929,721	61,561	1,354,472	170,873
Interest	2,258	7,268	28,560	27,449
General, Administrative and Other (1)	111,814	23,367	190,633	74,558
Fund Expenses	7,202	40,579	126,448	97,349

Total Expenses (2)	1,050,995	132,775	1,700,113	370,229

Other Income
Net Gains from Fund Investment Activities (2)	9,884	815,172	5,406,709	2,222,545

Income (Loss) Before Non-Controlling Interests in Income of Consolidated Entities and Provision for Taxes	(514,425)	1,143,927	6,411,778	3,193,909
Non-Controlling Interests in Income (Loss) of Consolidated Entities (2)	(407,076)	761,338	4,601,139	2,084,583

Income (Loss) Before Provision for Taxes	(107,349)	382,589	1,810,639	1,109,326
Provision for Taxes	5,841	10,041	17,402	25,560

Net Income (Loss) (1)	$(113,190)	$372,548	$1,793,237	$1,083,766

			June 19, 2007 through September 30, 2007
Net Loss	$(113,190)		$(165,514)

Net Loss Per Common Unit
Basic	$(0.44)		$(0.65)

Diluted	$(0.44)		$(0.65)

Weighted-Average Common Units
Basic	254,390,192		254,422,197

Diluted	254,390,192		254,422,197

(1) Transaction related charges included above were:
Compensation and Benefits—amortization of equity-based compensation arising from IPO unit awards	$747,406		$983,634
General, Administrative and Other—amortization of intangibles	55,204		62,404

	$802,610		$1,046,038

(2)	As to be more fully described in our September 30, 2007 Form 10-Q, during the third quarter of 2007 and consistent with SEC discussions, Blackstone changed the presentation of certain funds to reflect the consolidated results of those funds in the condensed consolidated and combined financial statements. This change has no effect on Net Income (Loss).

THE BLACKSTONE GROUP L.P.

Condensed Consolidated and Combined Statements of Financial Condition (Unaudited)

(Dollars in Thousands, Except Unit Data)

	September 30, 2007	December 31, 2006
Assets
Cash and Cash Equivalents	$610,193	$129,443
Cash Held by Blackstone Funds	312,865	810,725
Investments, at Fair Value	6,703,500	31,263,573
Accounts Receivable	352,766	656,165
Due from Brokers	1,231,497	398,196
Investment Subscriptions Paid in Advance	4,295	280,917
Due from Affiliates	596,126	257,225
Other Assets	99,161	94,800
Intangible Assets	659,884	—
Goodwill	1,606,514	—
Deferred Tax Assets	793,213	—

Total Assets	$12,970,014	$33,891,044

Liabilities and Partners’ Capital
Loans Payable	$144,507	$975,981
Amounts Due to Non-Controlling Interest Holders	209,338	647,418
Securities Sold, Not Yet Purchased	1,084,803	422,788
Due to Affiliates	1,119,271	103,428
Accrued Compensation and Benefits	118,976	66,301
Accounts Payable, Accrued Expenses and Other Liabilities	164,899	157,355

Total Liabilities	2,841,794	2,373,271

Commitments and Contingencies

Non-Controlling Interests in Consolidated Entities	5,808,854	28,794,894

Partners’ Capital
Partners’ Capital (common units, 254,667,568 issued and 254,022,406 outstanding as of September 30, 2007)	4,318,973	2,712,605
Accumulated Other Comprehensive Income	393	10,274

Total Partners’ Capital	4,319,366	2,722,879

Total Liabilities and Partners’ Capital	$12,970,014	$33,891,044

THE BLACKSTONE GROUP L.P.

Segment Information

(Dollars in Thousands)

The following tables present the financial data for Blackstone’s four reportable segments for the three and nine month periods ended September 30, 2007 and 2006, respectively:

	Three Months Ended September 30, 2007
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues
Management and Advisory Fees	$94,208	$76,223	$89,693	$81,911	$342,035
Performance Fees and Allocations	109,051	28,479	2,522	—	140,052
Investment Income and Other	24,032	4,398	32,658	2,354	63,442

Total Revenues	227,291	109,100	124,873	84,265	545,529

Expenses
Compensation and Benefits	56,319	39,325	34,006	50,020	179,670
Other Operating Expenses	22,798	12,639	17,779	13,485	66,701

Total Expenses	79,117	51,964	51,785	63,505	246,371

Economic Net Income	$148,174	$57,136	$73,088	$20,760	$299,158

	Three Months Ended September 30, 2006
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues
Management and Advisory Fees	$83,777	$72,933	$43,215	$51,550	$251,475
Performance Fees and Allocations	61,918	108,103	7,730	—	177,751
Investment Income and Other	13,933	15,066	15,553	1,008	45,560

Total Revenues	159,628	196,102	66,498	52,558	474,786

Expenses
Compensation and Benefits	15,531	15,613	19,669	10,541	61,354
Other Operating Expenses	10,102	5,344	11,002	4,395	30,843

Total Expenses	25,633	20,957	30,671	14,936	92,197

Economic Net Income	$133,995	$175,145	$35,827	$37,622	$382,589

THE BLACKSTONE GROUP L.P.

Segment Information

(Dollars in Thousands)

	Nine Months Ended September 30, 2007
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues
Management and Advisory Fees	$260,234	$402,056	$228,263	$271,954	$1,162,507
Performance Fees and Allocations	503,939	662,263	132,490	—	1,298,692
Investment Income and Other	116,541	151,722	89,055	5,073	362,391

Total Revenues	880,714	1,216,041	449,808	277,027	2,823,590

Expenses
Compensation and Benefits	98,200	79,729	104,637	88,273	370,839
Other Operating Expenses	54,869	27,252	52,527	27,327	161,975

Total Expenses	153,069	106,981	157,164	115,600	532,814

Economic Net Income	$727,645	$1,109,060	$292,644	$161,427	$2,290,776

	Nine Months Ended September 30, 2006
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues
Management and Advisory Fees	$270,364	$184,224	$126,991	$172,967	$754,546
Performance Fees and Allocations	230,536	243,597	24,240	—	498,373
Investment Income and Other	46,107	43,956	36,845	2,379	129,287

Total Revenues	547,007	471,777	188,076	175,346	1,382,206

Expenses
Compensation and Benefits	42,735	46,871	52,121	29,146	170,873
Other Operating Expenses	34,426	19,563	34,461	13,557	102,007

Total Expenses	77,161	66,434	86,582	42,703	272,880

Economic Net Income	$469,846	$405,343	$101,494	$132,643	$1,109,326

THE BLACKSTONE GROUP L.P.

Economic Net Income

(Dollars in Thousands)

The table below details Blackstone’s Economic Net Income for the three and nine month periods ending September 30, 2007 and September 30, 2006, respectively. Management considers Economic Net Income (“ENI”) an important measurement of value creation and benchmarks its performance against ENI. ENI represents net income excluding the impact of income taxes, non-cash charges associated with the vesting of transaction related equity-based compensation and the amortization of intangibles. However, the historical condensed combined financial statements do not include these non-cash charges nor do such financial statements reflect compensation expenses including profit sharing arrangements associated with our senior managing directors, departed partners and other selected employees which were accounted for as partnership distributions prior to the IPO but are now included as a component of compensation and benefits expense. Therefore, ENI is equivalent to income before taxes in our historical condensed combined financial statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
		Pro Forma
Economic Net Income, Total Reportable Segments	$299,158	$382,589	$2,290,776	$1,109,326
Pro Forma Adjustments (a)
Elimination of Non-contributed Entities (b)	—	(3,712)	(69,105)	(135,588)
Increase in Compensation Expense (c)	—	(143,537)	(539,403)	(273,442)
Eliminate Interest Expense (d)	—	6,788	26,302	26,968

Economic Net Income	299,158
Pro Forma Economic Net Income		242,128	1,708,570	727,264
Adjustment to Pro Forma Economic Net Income
Elimination of Carry Plan Related Expense (e)		48,839	283,977	52,913

Pro Forma Adjusted Economic Net Income		290,967	1,992,547	780,177
Provision for Income Taxes (f)	65,203	51,853	265,089	160,815

Economic Net Income After Taxes	$233,955

Pro Forma Adjusted Economic Net Income After Taxes		$239,114	$1,727,458	$619,362

(a)	Pro Forma Economic Net Income is based upon historical results of operations and gives effect to the pre-initial public offering reorganization and initial public offering as if they were completed as of January 1, 2006. These pro forma adjustments are consistent with Rule 11.01 of Regulation S–X.
(b)	Represent adjustments to eliminate from Pro Forma Economic Net Income the revenues and expenses of the businesses that were not contributed as part of the reorganization.
(c)	Represent adjustments to reflect in Pro Forma Economic Net Income expenses related to employee compensation and profit sharing arrangements that were not effective prior to the reorganization.
(d)	Represent adjustments to eliminate interest expense in Pro Forma Economic Net Income on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2006.
(e)	Represents adjustments to reflect that no compensation expense on profit sharing plans adopted post the date of the reorganization was incurred prior thereto for comparability with actual results reported for the three months ended September 30, 2007.
(f)	Represents provisions for income taxes calculated using the same methodology applied in calculating the tax provision for the period after the reorganization.

THE BLACKSTONE GROUP L.P.

Segment Reconciliation Information

(Dollars in Thousands)

The following tables reconcile the Total Reportable Segments to Blackstone’s Income (Loss) before Provision for Taxes for the three and nine month periods ended September 30, 2007, respectively:

	Three Months Ended September 30, 2007
	Total Reportable Segments	Consolidation Adjustments			Blackstone Consolidated and Combined
Revenues	$545,529	$(18,843)	(a)		$526,686
Expenses	$246,371	$804,624	(b)		$1,050,995
Other Income	$—	$9,884	(c)		$9,884
Economic Net Income (Loss)	$299,158	$(406,507)	(d)		$(107,349)

	Nine Months Ended September 30, 2007
	Total Reportable Segments	Consolidation Adjustments			Blackstone Consolidated and Combined
Revenues	$2,823,590	$(118,408)	(a	)	$2,705,182
Expenses	$532,814	$1,167,299	(b	)	$1,700,113
Other Income	$—	$5,406,709	(c	)	$5,406,709
Economic Net Income	$2,290,776	$(480,137)	(d	)	$1,810,639

(a)	The Revenues adjustment principally represents management and performance fees and allocations earned from Blackstone Funds to arrive at Blackstone consolidated and combined revenues which were eliminated in consolidation.
(b)	The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone unconsolidated expenses, amortization of intangibles and expenses related to equity-based compensation to arrive at Blackstone consolidated and combined expenses.
(c)	The Other Income adjustment results from the following:

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Fund Management Fees and Performance Fees and Allocations Eliminated in Consolidation	$18,843	$118,408
Intersegment Elimination	(5,187)	(5,187)
Fund Expenses Added in Consolidation	7,202	126,448
Non-Controlling Interests in Income (Loss) of Consolidated Entities	(10,974)	5,167,040

Total Consolidation Adjustments	$9,884	$5,406,709

THE BLACKSTONE GROUP L.P.

Segment Reconciliation Information

(Dollars in Thousands)

(d)	The following table reconciles Economic Net Income to Income (Loss) Before Provision for Taxes as reported in the Condensed Consolidated and Combined Statements of Income:

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Economic Net Income	$299,158	$2,290,776

Consolidation Adjustments
Amortization of Intangibles	(55,204)	(62,404)
Expenses Related to Equity-Based Compensation	(747,406)	(983,634)
Decrease in Loss Associated with Non-Controlling Interests in Income (Loss) of Consolidated Entities Primarily Relating to the Blackstone Holdings Partnership Units Held by Blackstone Holdings Limited Partners	396,103	565,901

Total Adjustments	(406,507)	(480,137)

Income (Loss) Before Provision for Taxes	$(107,349)	$1,810,639

The following tables reconcile the Total Reportable Segments to Blackstone’s Income (Loss) Before Provision for Taxes for the three and nine month periods ended September 30, 2006, respectively:

	Three Months Ended September 30, 2006
	Total Reportable Segments	Consolidation Adjustments		Blackstone Consolidated and Combined
Revenues	$474,786	$(13,256	)(a)	$461,530
Expenses	$92,197	$40,578	(b)	$132,775
Other Income	$—	$815,172	(c)	$815,172
Economic Net Income	$382,589	$—		$382,589

	Nine Months Ended September 30, 2006
	Total Reportable Segments	Consolidation Adjustments		Blackstone Consolidated and Combined
Revenues	$1,382,206	$(40,613	)(a)	$1,341,593
Expenses	$272,880	$97,349	(b)	$370,229
Other Income	$—	$2,222,545	(c)	$2,222,545
Economic Net Income	$1,109,326	$—		$1,109,326

(a)	The Revenues adjustment principally represents management and performance fees and allocations earned from Blackstone Funds to arrive at Blackstone combined revenues which were eliminated in consolidation.
(b)	The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone unconsolidated expenses.
(c)	The Other Income adjustment results from the following:

THE BLACKSTONE GROUP L.P.

Segment Reconciliation Information

(Dollars in Thousands)

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Fund Management Fees and Performance Fees and Allocations Eliminated in Consolidation	$13,256	$40,613
Fund Expenses Added in Consolidation	40,578	97,349
Non-Controlling Interests in Income of Consolidated Entities	761,338	2,084,583

Total Consolidation Adjustments	$815,172	$2,222,545

The following table provides a reconciliation of Blackstone’s Net Cash Flows Provided by (Used in) Operating Activities to Blackstone’s Adjusted Cash Flow from Operations and Pro Forma Adjusted Cash Flow from Operations:

	Nine Months Ended September 30,
	2007	2006
Net Cash Used in Operating Activities	$(1,094,055)	$(1,290,590)
Changes in operating assets and liabilities	913,053	(101,133)
Blackstone funds related investment activities	867,129	1,893,878
Net realized gains on investments	3,825,604	4,013,509
Non-Controlling Interests in Income of Consolidated Entities	(2,033,096)	(3,150,605)
Realized Gains - Blackstone Funds (a)	77,033	(44,715)

Adjusted Cash Flow from Operations	2,555,668	1,320,344

Pro Forma Cash Flow from Operations - Adjustments (b)
Elimination of Non-Contributed Entities (c)	(46,523)	(87,609)
Increase in Compensation Expense (d)	(255,426)	(220,529)
Interests Held by Blackstone Holdings Limited Partners (e)	(565,901)	—
Eliminate Interest Expense (f)	26,302	26,968
Realized Gains - Blackstone Funds	(242,341)	(89,848)
Incremental Cash Tax Effect (g)	(199,706)	(135,254)

Pro Forma Adjusted Cash Flow from Operations	$1,272,073	$814,072

(a)	Represents modification to Blackstone’s definition of Adjusted Cash Flow From Operations to reflect adjustments to net cash provided by (used in) operating activities to adjust for differences in timing of realized gains between The Blackstone Group L.P. and the Blackstone funds.
(b)	Pro Forma Adjusted Cash Flow from Operations is based upon historical results of operations and gives effect to the pre-initial public offering reorganization and initial public offering as if they were completed as of January 1, 2006. These pro forma adjustments are consistent with Rule 11.01 of Regulation S–X.
(c)	Represent adjustments to eliminate from Pro Forma Adjusted Cash Flow from Operations the cash flows of the businesses that were not contributed as part of the reorganization.
(d)	Represent adjustments to reflect in Pro Forma Adjusted Cash Flow from Operations the cash portion of expenses related to employee compensation that were not effective prior to the reorganization as well as vested carried interest for departed partners.
(e)	Represents an adjustment to add back net income (loss) allocable to interest holders of Blackstone Holdings Limited Partners post-Reorganization recorded as Non-Controlling Interests.
(f)	Represent adjustments to eliminate interest expense in Pro Forma Adjusted Cash Flow from Operations on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering.
(g)	Represent the provisions for income taxes that were calculated using the same methodology applied in calculating the tax provision for the period after the reorganization.

THE BLACKSTONE GROUP L.P.

Supplemental Metrics

(Dollars in Thousands)

	As of and for the Three Months Ended September 30,
	2007	2006
Total Assets Under Management (End of Period)
Corporate Private Equity	$32,658,873	$27,829,015
Real Estate	25,025,741	10,973,744
MAAM	40,515,897	23,904,355

	$98,200,511	$62,707,114

Fee-Earning Assets Under Management (End of Period)
Corporate Private Equity	$24,705,648	$19,805,059
Real Estate	17,152,390	8,904,972
MAAM	35,756,469	21,519,586

	$77,614,507	$50,229,617

Weighted-Average Fee-Earning Assets Under Management
Corporate Private Equity	$24,615,313	$19,741,333
Real Estate	17,089,143	8,903,509
MAAM	34,828,950	20,464,467

	$76,533,406	$49,109,309

Limited Partner Capital Deployed
Corporate Private Equity	$2,337,466	$915,287
Real Estate	269,846	982,750

	$2,607,312	$1,898,037

	As of September 30,
	2007	2006
Fund Level Unrealized Value (a)
Corporate Private Equity
Cost	$12,935,576	$7,637,455

Unrealized Value	$16,540,549	$9,899,093

Real Estate
Cost	$6,924,629	$3,182,238

Unrealized Value	$11,611,947	$4,405,069

(a)	Cost and unrealized value represents the cost of those fund investments and related unrealized value on which Blackstone is entitled to receive carried interest when a fund achieves cumulative investment returns in excess of a specified rate.